Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT
Dated as of October 1, 2024

TABLE OF CONTENTS

REGISTRATION RIGHTS AGREEMENT, dated as of October 1, 2024 (this “Agreement”), between CyberArk Software Ltd., a company incorporated under the Laws of the State of Israel (“Parent”), and Triton Seller, LP (f/k/a Venafi Parent, LP), a Delaware limited partnership (the “Seller”).

W I T N E S S E T H:

WHEREAS, Parent has entered into an Agreement and Plan of Merger, dated as of May 19, 2024 (the “Merger Agreement”), with the Seller, Triton Merger Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”) and  Venafi Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of the Seller (the “Company”);

WHEREAS, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, upon which Merger Sub will cease to exist, and the Company shall continue as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Merger”).

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, Parent shall, at the Closing, deliver to the Seller ordinary shares of Parent, par value NIS 0.01 per share (the “Parent Ordinary Shares” and any such shares of Parent Ordinary Shares delivered to the Seller pursuant to the Merger Agreement, the “Shares”), as part of the consideration for the Merger; and

WHEREAS, Parent has agreed to grant the Seller registration rights in respect of the Shares and to cooperate with the Seller in connection with sales or other dispositions of the Shares, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

REGISTRATION

1.1          Piggyback Registrations.

(a)          Subject to the terms and conditions hereof, whenever Parent proposes to register any Parent Ordinary Shares under the Securities Act for its own account or for the account of other persons who are not the Seller (other than a registration by Parent (i) on Form F-4 or any successor form thereto or similar form that relates to a transaction subject to Rule 145 under the Securities Act, or (ii) on Form S-8 or any successor form thereto or in connection with any employee stock option or other benefit plan) (a “Piggyback Registration”), Parent shall give Seller prompt written notice thereof (but not less than ten (10) days prior to the filing by Parent with the Commission of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify the number of shares of Parent Ordinary Shares proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a minimum offering price of such shares of Parent Ordinary Shares (if any), in each case to the extent then known.  Subject to Section 1.1(b), Parent shall include in each such Piggyback Registration all Registrable Securities held by the Seller, except for any Registrable Securities that have been registered in a Shelf Registration Statement and for which a Take-Down Notice has been provided, with respect to which Parent has received a written request (which written request shall specify the number of Registrable Securities requested to be disposed of by the Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by the Seller.

(b)          If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises Parent that, in its opinion, the inclusion of all the shares of Parent Ordinary Shares sought to be included in such Piggyback Registration by (i) Parent, (ii) other Persons who have sought to have shares of Parent Ordinary Shares registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Seller and (iv) any other proposed sellers of shares of Parent Ordinary Shares (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then Parent shall include in the registration statement applicable to such Piggyback Registration only such shares of Parent Ordinary Shares as Parent is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)          if the Piggyback Registration relates to an offering for Parent’s own account, then (A) first, such number of shares of Parent Ordinary Shares to be sold by Parent as Parent, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of the Seller, (C) third, shares of Parent Ordinary Shares sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Parent Ordinary Shares proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Parent Ordinary Shares proposed to be sold by any Other Proposed Sellers; or

(ii)          if the Piggyback Registration relates to an offering other than for Parent’s own account, then (A) first, such number of shares of Parent Ordinary Shares sought to be registered by each Other Demanding Seller and Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers and Seller, (B) second, shares of Parent Ordinary Shares to be sold by Parent and (C) third, other shares of Parent Ordinary Shares proposed to be sold by any Other Proposed Sellers.

(c)          For clarity, in connection with any Underwritten Offering under this Section 1.1, Parent shall not be required to include the Registrable Securities of the Seller in the Underwritten Offering unless the Seller accepts the terms of the underwriting as agreed upon between Parent and the lead managing underwriter(s), which shall be selected by Parent.

(d)          If, at any time after giving written notice of its intention to register any shares of Parent Ordinary Shares as set forth in this Section 1.1 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, Parent shall determine for any reason not to register such shares of Parent Ordinary Shares, Parent may, at its election, give written notice of such determination to the Seller within three (3) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration.

1.2          Shelf Registration Statement.

(a)          Parent shall file, as promptly as practicable following the Closing Date (which, for the avoidance of doubt, shall be within fifteen (15) Business Days following the Closing Date, or if the financial statements (other than pro forma financial statements) of the Company and its subsidiaries required to be included in such registration statement pursuant to Rule 3-05 of Regulation S-X have not been delivered to Parent at least five (5) Business Days prior to the Closing Date, then within eighteen (18) Business Days following the delivery of such completed financial statements to Parent, assuming the Seller has timely provided the Requested Information pursuant to Section 1.7(a) below), a registration statement on Form F-3 (“Form F-3”), or if Parent is not eligible to use Form F-3, a registration statement on Form F-1, or any successor forms thereto providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (any such registration statement, a “Shelf Registration Statement”), which may be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), if available, or any other Shelf Registration Statement registering all Registrable Securities then held by the Seller (provided, however, that Parent will not be required to file a registration statement prior to the receipt of the auditor consent related to the financial statements of the Company and its subsidiaries required to be included in such registration statement). For the avoidance of doubt, Parent may satisfy its obligations with respect to the filing of a Shelf Registration Statement by filing with the Commission and providing the Seller with a prospectus supplement under a “universal” or other Shelf Registration Statement of Parent that also registers sales of securities for the account of Parent or other holders (provided, for the avoidance of doubt, that Parent shall comply with all of its other obligations under this Agreement with respect to a Shelf Registration Statement, including Section 1.2(b)), it being agreed that, if available, Parent shall file such a prospectus supplement in lieu of a new Shelf Registration Statement, unless Parent and the  Seller otherwise agree.

(b)          Subject to Section 1.2(c), Parent will use its reasonable best efforts to keep a Shelf Registration Statement continuously effective until the earlier of (i) the date on which the total amount of Registrable Securities as of such date is not a Registrable Amount; and (ii) the date on which this Agreement terminates pursuant to Section 3.1.

(c)          Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled, from time to time, by providing written notice to the Seller, to require the Seller to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period.  In the event of a Blackout Period, Parent shall deliver to the Seller a certificate signed by the chief executive officer, the chief financial officer or the general counsel of Parent certifying that, in the good faith judgment of Parent, the conditions described in the definition of Blackout Period are met.  After the expiration of any Blackout Period and without any further request from the Seller, Parent to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Parent shall promptly provide written notice to the Seller of the expiration of any Blackout Period.

(d)          At any time that a Shelf Registration Statement is effective, if the Seller delivers a notice to Parent (a “Take-Down Notice”) stating that the Seller intends to sell a Registrable Amount of Registrable Securities on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), Parent shall, as promptly as practicable, and in a manner reasonably agreed with the Seller, amend or supplement the Shelf Registration Statement as Parent reasonably believes is necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.  The Seller shall have the right to request only two (2) Shelf Offerings pursuant to this Section 1.2(d) and (i) any Marketed Underwritten Shelf Offering shall be subject to the provisions of Section 1.2(e) and (ii) the Seller cannot effect any Non‑Marketed Underwritten Shelf Offering within 30 days of any other Underwritten Offering. Seller shall have the right to select the underwriter(s) for any Underwritten Offering conducted pursuant to a Take-Down Notice (which shall consist of one or more reputable nationally recognized investment banks), subject to Parent’s prior approval (which shall not be unreasonably withheld, conditioned or delayed).

(e)          Parent shall not be obligated to effect any Shelf Offering (A) within 90 days of an Underwritten Offering in which the Seller was offered “piggyback” rights pursuant to Section 1.1 (subject to Section 1.1(b)) and at least 80% of the number of Registrable Securities requested by the Seller to be included in such Underwritten Offering were included and sold or (B) within 90 days of the completion of any Shelf Offering.

1.3          Withdrawal Rights.  Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing a Shelf Offering, the Seller shall have the right to withdraw from such Shelf Offering any or all of the Registrable Securities designated by it for registration.  In the event of any such withdrawal, Parent shall not include such Registrable Securities in the applicable Shelf Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). If withdrawn, a demand for a Shelf Offering (other than the first Shelf Offering withdrawn following the date of this Agreement, if any (provided such Shelf Offering was withdrawn prior to the issuance of a press release announcing the launch of such Shelf Offering)) shall constitute a demand for a Shelf Offering by the Seller for purposes of Section 1.2(d), unless the Seller reimburses Parent for all third party Registration Expenses with respect to such Shelf Offering (for the avoidance of doubt, any reimbursement of Seller expenses incurred in connection with any Shelf Offering shall be considered to be “third party Registration Expense” for the purpose of this Section 1.3).

1.4          Holdback Agreements.  In connection with any Underwritten Offering in which the Seller participates, the Seller agrees to enter into customary lock-up agreement in favor of the managing underwriter(s), restricting the sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the “pricing” of such Underwritten Offering and continuing for not more than the lesser of (i) the period to which Parent (subject to customary carve-outs and limitations) is restricted and (ii) ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, or such shorter period as is required by the lead managing underwriter(s).  Any discretionary waiver or termination of the requirements under the foregoing provisions made by Parent or applicable lead managing underwriter(s) shall apply to Seller on a pro rata basis.

1.5          Registration Procedures.

(a)          If and whenever Parent is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.2, Parent shall as expeditiously as reasonably practicable:

(i)          prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article I; provided, however, that Parent may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Parent will furnish to the Seller, its counsel and the lead managing underwriter(s) and their counsel, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such underwriter(s) counsel, and other documents reasonably requested by such underwriter(s) counsel, including any comment letter from the Commission.  Parent shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Shelf Offering to which the Seller and its counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of Parent, such filing is necessary to comply with Applicable Law;

(ii)          prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary at the sole opinion of Parent to keep such registration statement effective pursuant to the terms of this Article I, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)          if requested by the lead managing underwriter(s), if any, or the Seller, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and the Seller may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post‑effective amendment as soon as reasonably practicable after Parent has received such request; provided, however, that Parent shall not be required to take any actions under this Section 1.5(a)(iii) that are not, in the opinion of counsel for Parent, in compliance with Applicable Law;

(iv)          furnish to the Seller and each underwriter, if any, of the securities being sold by the Seller such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Seller; provided, however, that notwithstanding the foregoing, Parent shall not be required to provide any documents or information to an underwriter or broker, sales agent or placement agent if such underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an underwriter or broker, sales agent or placement agent, as applicable;

(v)          use reasonable best efforts to cause such Registrable Securities to be listed on the NASDAQ Stock Market.

(vi)          use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(vii)          in an Underwritten Offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and in connection therewith, (A) make representations and warranties to the Seller and the underwriters with respect to the business of Parent and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in Underwritten Offerings, and, if true, confirm the same if and when requested and (B) include in the underwriting agreement indemnification provisions and procedures substantially to the effect set forth in Section 1.8 hereof with respect to all parties to be indemnified pursuant to said section except as otherwise agreed by the Seller;

(viii)          use reasonable best efforts to obtain for the underwriter(s) (A) opinion of counsel for Parent, covering the matters customarily covered in corporate opinions and negative assurance letters requested in Underwritten Offerings and (B) ”comfort” letter and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Parent’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with Underwritten Offerings;

(ix)          make available for inspection by the underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such underwriter (collectively, the “Inspectors”), such financial and other records, pertinent corporate documents and instruments of Parent (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Parent and its subsidiaries (and use its reasonable best efforts to cause its auditors) to participate in customary due diligence calls and to supply all information in each case reasonably requested by any such Inspector in connection with such registration statement; provided, however, that Parent shall not be required to provide any information under this clause (viii) if (A) Parent believes, after consultation with counsel for Parent, that to do so would cause Parent to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) Parent has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) Parent reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2), such Inspector enters into, a confidentiality agreement with Parent, on terms and conditions reasonably acceptable to Parent; provided, further, that the Seller agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to Parent and allow Parent, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(x)          as promptly as practicable notify in writing (email being sufficient) the Seller and the underwriters, if any, of the following events:  (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) subject to the provisions of this Agreement relating to a Blackout Period, upon Parent’s knowledge of the occurrence of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of Seller, promptly prepare and furnish to the Seller a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xi)          use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xii)          cooperate with each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xiii)          have appropriate officers of Parent prepare and make presentations at a reasonable number of “road shows” and before analysts, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)          Parent may require the Seller and each underwriter, if any, to furnish Parent in writing such information regarding the Seller or underwriter and the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)          The Seller agrees that upon receipt of any notice from Parent of the happening of any event of the kind described in clauses (B), (C), (D) or (E) of Section 1.5(a)(x), the Seller shall forthwith discontinue such  Seller’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until the Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(a)(x), or until it is advised in writing by Parent that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

(d)          With a view to making available to the Seller the benefits of Rule 144 under the Securities Act, Parent shall:

(i)          use reasonable best efforts to make and keep public information available, as those terms are defined in Rule 144 under the Securities Act;

(ii)         use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Exchange Act, at any time when Parent is subject to such reporting requirements;

(iii)           furnish to Seller, promptly upon request (but not more than one (1) time in any 30 days period), a written statement by the Parent as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; and

(iv)          otherwise use commercial reasonable efforts to provide Seller with such customary assistance as is reasonably requested.

1.6          Registration Expenses.  All documented, out-of-pocket expenses incident to Parent’s performance of its obligations under this Article I, including (a) all registration and filing fees, and reasonable fees and expenses associated with filings required to be made with FINRA, (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a the Seller) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) reasonable fees and expenses of Parent’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of Parent incurred in connection with any “road show” and (f) reasonable fees and disbursements of one counsel for the Seller, which counsel shall be selected by the Seller (“Registration Expenses”), shall be borne solely by Parent whether or not any registration statement is filed or becomes effective, subject to Section 1.3.  In connection with Parent’s performance of its obligations under this Article I, Parent will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit).  The Seller shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of the Seller’s Registrable Securities pursuant to any registration.

1.7          Miscellaneous.

(a)          Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, Parent shall notify the Seller, but only if the Seller has timely provided the requisite notice hereunder entitling the Seller to register Registrable Securities in such registration statement, of the information, documents and instruments from the Seller that Parent or any underwriter reasonably requests in connection with such registration statement, including, to the extent applicable, a questionnaire, custody agreement, power of attorney, lock-up letter (not to exceed a 90 day lock-up period) and underwriting agreement (the “Requested Information”).  If Parent has not received, on or before the second Business Day before the expected filing date, the Requested Information from the Seller, Parent may file the registration statement without including Registrable Securities of the Seller.  The failure to so include in any registration statement the Registrable Securities of the Seller (with regard to that registration statement) shall not result in any liability on the part of Parent to the Seller.

(b)          Parent shall not grant any demand, piggyback or shelf registration rights, the terms of which are senior to or conflict with the rights granted to the Seller hereunder to any other Person, without the prior written consent of the Seller.

(c)          Parent will cooperate with the Seller and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of book entries (which, in either case, shall not bear any restrictive legends) representing Shares to be sold by the Seller pursuant to any registration statement or sold pursuant to Rule 144 under the Securities Act (including delivering such instruction letters, officer’s certificates and/or legal opinions as Parent’s transfer agent may reasonably request), and enable such shares to be in such names as the Seller or managing underwriter(s) may request.

1.8          Registration Indemnification.

(a)          Parent agrees to indemnify and hold harmless, to the fullest extent permitted by Law, the Seller and its officers, directors, members, shareholders, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Seller or such other indemnified Person and the officers, directors and employees of each such controlling Person, from and against all losses, claims, damages, liabilities, costs, out-of-pocket expenses (including reasonable attorneys’ fees and expenses) and amounts paid in settlement (collectively, the “Losses”), as incurred, resulting from any untrue statement  of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by any information furnished in writing to Parent by the Seller expressly for use therein.

(b)          In connection with any registration statement in which a the Seller is participating, the Seller shall indemnify Parent, its directors, officers, stockholders, employees, managers, partners and agents, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Parent, from and against all Losses, as incurred, resulting from any untrue statement  of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Seller furnished to Parent by the Seller expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.  Notwithstanding the foregoing, the Seller shall not be liable under this Section 1.8(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.

(c)          Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)          In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there are defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either of which events the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable fees and expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)).  For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence.  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed).  No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnifying party shall be solely liable.

(e)          The indemnification provided for under this Agreement shall survive the sale of the Registrable Securities and the termination of this Agreement.

(f)          If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, the Seller shall not be required to make a contribution in excess of the net proceeds received by such the Seller from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

1.9          Company Financial Statements.  Notwithstanding anything in this Agreement to the contrary, if Parent determines that the acquisition of the Company constitutes a “significant acquisition” under the Rule 3-05 of Regulation S-X, then Parent shall not be required to file a Shelf Registration Statement or a prospectus supplement in connection with Section 1.2 before it has available for filing with the Commission historical financial statements of the Company and pro forma financial statements relating to the acquisition of the Company effected by the Merger Agreement that comply in all material respects with the rules and regulations of the Commission, if the rules and regulations of the Commission would require the filing of such financial statements with the Commission prior to or with such Shelf Registration Statement or prospectus supplement.

1.10          Restrictions on Sales. Notwithstanding anything in this Agreement to the contrary, the Seller agrees that from the Closing Date, the Seller will not, without prior written consent from Parent, offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (each of the forgoing, a “Sale”), any Shares (i) in amount that would exceed, in the aggregate but excluding any Sales made in an Underwritten Offering, in any given week, 20% of the average weekly trading volume of Parent Ordinary Shares on the Nasdaq Stock Market, in the four (4) weeks preceding such Sale, or (ii) in any Underwritten Offering, that would exceed, in the aggregate, 50% of the Shares.

ARTICLE II

DEFINITIONS

2.1          Defined Terms.  Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Blackout Period” means a period of up to 60 days in the event that Parent determines in good faith (after consultation with outside counsel) that the registration or sale of Registrable Securities would (a) reasonably be expected to materially adversely affect or materially interfere with any material proposed acquisition, disposition, financing or other material transaction under consideration by Parent or (b) require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Parent; provided that, a Blackout Period  may not occur more than twice in any period of 12 consecutive months and no more than 60 days in a 180 day period.  For the avoidance of doubt, a Blackout Period shall expire when the conditions in the foregoing clauses (a) or (b), as applicable, cease to be true.

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form F-3” has the meaning set forth in Section 1.2(a).

“Free Writing Prospectus” has the meaning set forth in Section 1.5(a)(iv).

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or applicable exchange or self-regulatory organization, including FINRA.

“Inspectors” has the meaning set forth in Section 1.5(a)(ix).

“Law” means any federal, state, provincial, local, municipal, foreign, international, multinational or other order, judgment, decree, constitution, law, ordinance, regulation, statute, treaty, writ, injunction, or any policy, guideline, notice or protocol, in each case, to the extent that it has the force of law.

“Losses” has the meaning set forth in Section 1.8(a).

“Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary pre-marketing confidential wall-cross process or “road show” (including an “electronic road show”) or other substantial marketing effort by Parent and the underwriters.

“Merger Agreement” has the meaning set forth in the recitals.

“Non-Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering but is not a Marketed Underwritten Shelf Offering.

“Other Demanding Sellers” has the meaning set forth in Section 1.1(b).

“Other Proposed Sellers” has the meaning set forth in Section 1.1(b).

“Parent Ordinary Shares” has the meaning set forth in the recitals.

“Person” means any natural person or any corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

“Piggyback Notice” has the meaning set forth in Section 1.1(a).

“Piggyback Registration” has the meaning set forth in Section 1.1(a).

“Records” has the meaning set forth in Section 1.5(a)(ix).

“Registrable Amount” means an amount of Registrable Securities that is not less than 30% of the amount of Registrable Securities as of the date of this Agreement.

“Registrable Securities” means the Shares and any shares of Parent Ordinary Shares received in respect of the Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided that any such Shares shall cease to be Registrable Securities upon the earliest of (i) when they are sold by the Seller pursuant to an effective registration statement under the Securities Act, (ii) when they have been sold by the Seller pursuant to Rule 144 under the Securities Act, (iii) when distributed to the direct or indirect partners, members or equity holders of Seller and (iv) when they shall have ceased to be outstanding.

“Requested Information” has the meaning set forth in Section 1.7(a).

“Sale” has the meaning set forth in Section 1.10.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the recitals.

“Shares” has the meaning set forth in the recitals.

“Shelf Notice” has the meaning set forth in Section 1.2(a).

“Shelf Offering” has the meaning set forth in Section 1.2(d).

“Shelf Registration Statement” has the meaning set forth in Section 1.2(a).

“Take-Down Notice” has the meaning set forth in Section 1.2(d).

“Underwritten Offering” means a sale of securities of Parent to an underwriter or underwriters for reoffering to the public.

2.2          Interpretation.  Whenever used herein, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears.  Unless the context otherwise requires, references herein:  (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  References to “$” or “dollars” means United States dollars.  Any reference in this Agreement to any gender shall include all genders.  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  The Annexes, and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.  The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof.  If, and as often as, there is any change in the outstanding shares of Parent Ordinary Shares by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change.  No rule of construction against the drafting Person shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

ARTICLE III

MISCELLANEOUS

3.1          Term.  This Agreement will be effective as of the Closing Date and shall terminate on the earliest of (a) eighteen (18) months following the Closing Date, (b) the date when the Seller ceases to beneficially own any Registrable Securities and (c) upon written notice at any time by the Seller to Parent; provided that in the event of any termination pursuant to this clause (c), the Seller shall not sell any Shares during any Blackout Period pending at the time of such termination.  Sections 1.8 and Articles II and III shall survive any termination.

3.2          Notices.  All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed email transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(a)          If to the Seller, to:

Triton Seller, LP (f/k/a Venafi Parent, LP)
c/o Thoma Bravo, L.P.
One Market Plaza
Spear Tower, Suite 2400
San Francisco, CA 94105
Attention: Seth Boro; Chip Virnig; Collin Gallagher
Email: sboro@thomabravo.com; cvirnig@thomabravo.com;
cgallagher@thomabravo.com

 with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
333 W Wolf Point Plaza
Chicago, IL 60654
Attention: Corey D. Fox, P.C.; Bradley C. Reed, P.C.; Brett R. Nelson
Email: cfox@kirkland.com; Bradley.reed@kirkland.com; brett.nelson@kirkland.com

(b)          if to Parent, to:

CyberArk Software Ltd.
Park Ofer 2, 9 Hapsagot Street
Petah Tikva, Israel 4951040
Attention: Legal Department
Email: contract-notices@cyberark.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Josh Dubofsky; Josh Kiernan; Leah Sauter
Email: josh.dubofsky@lw.com; joshua.kiernan@lw.com; leah.sauter@lw.com

3.3          Amendments and Waivers.  No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) Parent and (ii) the Seller.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

3.4         Assigns and Transferees.  This Agreement and the rights, duties and obligations of either party hereunder may not be assigned, transferred or delegated by such party in whole or in part without the prior written consent of the other party.

3.5           Severability.  It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought.  If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

3.6          Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.7           Entire Agreement.  This Agreement (including the documents and the instruments referred to in this Agreement), together with the Merger Agreement (including the Disclosure Schedule and Exhibits thereto, and together with the other instruments referred to therein), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

3.8          APPLICABLE LAW; JURISDICTION OF DISPUTES.  THIS AGREEMENT AND ALL LITIGATION, CLAIMS, ACTIONS, SUITS, HEARINGS OR PROCEEDINGS (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE AND WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO HEREBY (A) EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT) IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, SUCH ACTION MAY BE BROUGHT ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT); PROVIDED THAT EACH OF THE PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN ANY OTHER COURT OR JURISDICTION.

3.9          WAIVER OF JURY TRIAL.  EACH OF PARENT AND THE SELLER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR ANY HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

3.10          Specific Performance.  The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is expressly agreed that the parties hereto shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at Law or in equity.

3.11          No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided that the Persons indemnified under Section 1.8 are intended third party beneficiaries of Section 1.8.

3.12          No Recourse.  No Person who is not party to this Agreement, including any each past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to any of the foregoing (a “Nonrecourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, other than in the case of Fraud.  To the maximum extent permitted by Law, each party hereby waives and releases all such claims, causes of action, obligations, or liabilities against any Nonrecourse Parties.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CYBERARK SOFTWARE LTD.

By:	/s/Matthew Cohen Name: Matthew Cohen Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

TRITON SELLER, LP

By:	/s/Patrick Dennis Name: Patrick Dennis Title: President and Chief Executive Officer